Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-184522) pertaining to the Berry Plastics Group, Inc. 2006 Equity Incentive Plan and the Berry Plastics Group, Inc. 2012 Long-Term Incentive Plan,

(2)	Registration Statement (Form S-8 No. 333-203173) pertaining to the Berry Plastics Group, Inc. 2015 Long-Term Incentive Plan (f/k/a Berry Plastics Group, Inc. 2015 Long-Term Incentive Plan), and

(3)	Registration Statement (Form S-8 No. 333-224252) pertaining to the Berry Global Group, Inc. 2015 Long-Term Incentive Plan;

of our report dated November 23, 2020 (except for the effects of the changes in reportable segments as presented in Note 1 and Note 12, as to which the date is September 2, 2021), with respect to the consolidated financial statements of Berry Global Group, Inc. and our report dated November 23, 2020, with respect to the effectiveness of internal control over financial reporting of Berry Global Group, Inc., included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Indianapolis, Indiana
September 2, 2021